UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

Opendoor Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39253	30-1318214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1295 West Washington Street, Suite 115
Tempe, AZ	85288
(Address of principal executive offices)	(Zip Code)

(480) 618-6760
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OPEN	The Nasdaq Stock Market LLC
Series K Warrants, each whole warrant exercisable to purchase one share of common stock at an exercise price of $9.00 per warrant	OPENW	The Nasdaq Stock Market LLC
Series A Warrants, each whole warrant exercisable to purchase one share of common stock at an exercise price of $13.00 per warrant	OPENL	The Nasdaq Stock Market LLC
Series Z Warrants, each whole warrant exercisable to purchase one share of common stock at an exercise price of $17.00 per warrant	OPENZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2026, Opendoor Technologies Inc. (the “Company”) announced that Lucas Matheson will step down as the Company’s President, effective as of the same date (the “Effective Date”).

In connection with this transition, Mr. Matheson and the Company executed a transition agreement, dated October 21, 2026 (the “Matheson Transition Agreement”). Pursuant to the Matheson Transition Agreement, Mr. Matheson will continue to be employed with the Company in a non-executive role as an Advisor to the Chief Executive Officer through July 15, 2027, on substantially the same terms and with substantially the same compensation. If Mr. Matheson’s employment terminates on July 15, 2027, or his employment is terminated prior to such date for any reason other than by the Company for cause, Mr. Matheson will be entitled to receive his base salary through July 15, 2027, plus severance under the Company’s Executive Severance Plan.

The foregoing description is qualified in its entirety by reference to the full text of the Matheson Transition Agreement, a copy of which will be filed as an exhibit to a subsequent periodic report of the Company.

In connection with the transition of the President role, the Company’s Board of Directors (the “Board”) appointed Kaz Nejatian, 44, to serve as the Company’s President, effective as of the Effective Date, in addition to his existing roles as Chief Executive Officer and a member of the Board. Information regarding Mr. Nejatian’s background and certain transactions involving Mr. Nejatian can be found under the headings “Proposal 1 – Election of Directors” and “Certain Relationships and Related Person Transactions” in the Company’s definitive proxy statement for the 2026 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 28, 2026, which disclosure is incorporated by reference herein. Mr. Nejatian’s compensation is not expected to change in connection with his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opendoor Technologies Inc.

Date: October 21, 2026	By:	/s/ Kaz Nejatian
	Name:	Kaz Nejatian
	Title:	Chief Executive Officer